UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 24, 2020

STANDARD AVB FINANCIAL CORP.

(Exact name of Registrant as Specified in Its Charter)

Maryland	001-34893	27-3100949
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2640 Monroeville Boulevard,
Monroeville, Pennsylvania, 15146

(Address of Principal Executive Offices) (Zip Code)

(412) 856-03

(412) 856-0363

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which Registered
Common Stock, par value $0.01 per share	STND	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On September 24, 2020, Standard AVB Financial Corp. (the “Company” or “Standard”), the holding company for Standard Bank, PaSB (“Standard Bank”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Dollar Mutual Bancorp (“Dollar”), and Dollar Acquisition Sub, Inc., a wholly-owned subsidiary of Dollar (“Merger Sub”), pursuant to which Dollar will acquire Standard.

Subject to the terms and subject to the conditions of the Merger Agreement, Merger Sub will merge with and into Standard (the “Merger”), with Standard as the surviving entity, and immediately following the effective time of the Merger, Standard will merge with and into Dollar, with Dollar as the surviving entity (the “Second Step Merger”). It is anticipated that immediately following the consummation of the Merger and the Second Step Merger, Standard Bank will continue operations as a wholly-owned subsidiary of Dollar.

The Merger Agreement has been unanimously approved by the Boards of Directors of each of Standard and Dollar. Subject to the approval of the Merger Agreement by Standard’s shareholders, the receipt of all required regulatory approvals and the satisfaction or waiver of other customary closing conditions, the parties anticipate that the transactions contemplated by the Merger Agreement will close in the first half of 2021.

At the effective time of the Merger, each outstanding share of Standard common stock, except for shares held by (i) the Company or Dollar (other than shares held in a fiduciary capacity or in satisfaction of a debt previously contracted), and (ii) shares remitted to the Company prior to the effective time of the Merger for repayment of a loan made to Standard Bank’s Employee Stock Ownership Plan, shall be converted into the right to receive from Dollar $33.00 in cash, without interest (the “Merger Consideration”). In addition, each share of unvested Standard restricted stock will fully vest and will be converted into the right to receive the Merger Consideration. Each outstanding stock option for Standard common stock, whether vested or unvested, will be cancelled and converted into the right to receive a cash payment equal to (i) the number of Standard shares subject to the option, times (ii) the difference, if positive, between the Merger Consideration and the per share exercise price of the stock option.

The Merger is subject to customary closing conditions, including the receipt of regulatory approvals and approval by the shareholders of the Company, and is expected to close in the first half of 2021.

Concurrently with entering into the Merger Agreement, Dollar entered into Voting Agreements with each of the directors and certain of the executive officers of the Company, pursuant to which such shareholders agreed to vote their shares of Company common stock in favor of the Merger.

If the Merger is not consummated under specified circumstances, the Company may be required to pay Dollar a termination fee of approximately $6.3 million.

The Merger Agreement also contains customary representations and warranties that the Company and Dollar made to each other as of specific dates. The assertions embodied in those representations and warranties were made solely for purposes of the contract between the Company and Dollar, and may be subject to important qualifications and limitations agreed to by the parties in connection with negotiating its terms. Moreover, the representations and warranties are subject to a contractual standard of materiality that may be different from what may be viewed as material to shareholders, and the representations and warranties may have been used to allocate risk between the Company and Dollar rather than establishing matters as facts.

The foregoing is not a complete description of the Merger Agreement and is qualified in its entirety by reference to the full text of the Merger Agreement, which is filed as Exhibit 2.1 hereto and is incorporated herein by reference. The form of Voting Agreement is included as Exhibit A to the Merger Agreement that is filed as Exhibit 2.1 hereto. For additional information, reference is made to the joint press release dated September 25, 2020, which is included as Exhibit 99.1 and is incorporated herein by reference.

Important Additional Information and Where to Find It

In connection with the proposed transaction, Standard expects to file with the Securities and Exchange Commission (“SEC”) a proxy statement of Standard, which proxy statement will be mailed or otherwise disseminated to Standard’s shareholders when it becomes available. Standard also plan to file other relevant documents with the SEC regarding the proposed transaction. INVESTORS ARE URGED TO READ THE PROXY STATEMENT AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. You may obtain a free copy of the proxy statement (if and when it becomes available) and other relevant documents filed by Standard with the SEC at the SEC’s website at www.sec.gov. Copies of the documents filed by Standard with the SEC will be available free of charge on Standard’s website at www.standardbankpa.com (under the tab “Investor Relations”) or by directing a request to Standard AVB Financial Corp., 2640 Monroeville Boulevard, Monroeville, Pennsylvania 15146, attention: Kim J. Davis, Corporate Secretary.

No Offer

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended, and otherwise in accordance with applicable law.

Participants in Solicitation

Standard and certain of its directors and executive officers may be deemed to be participants in the solicitation of proxies from Standard’s stockholders in connection with the merger. Information about Standard’s directors and executive officers is set forth in Standard’s proxy statement for its 2020 annual meeting of stockholders, as filed with the Securities and Exchange Commission on April 14, 2020. Additional information regarding the interests of these participants and any other persons who may be deemed participants in the transaction may be obtained by reading the proxy statement regarding the proposed merger when it becomes available. Free copies of this document may be obtained using the sources indicated above.

Forward Looking Statements

This report contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act. Forward-looking statements include statements regarding the anticipated closing date of the transaction and anticipated future results. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include words like “believe”, “expect”, “anticipate”, “estimate”, and “intend” or future or conditional verbs such as “will”, “would”, “should”, “could” or “may”. Certain factors that could cause actual results to differ materially from expected results include the ability to obtain regulatory approvals and meet other closing conditions to the Merger (including approval by Standard’s stockholders) on the expected terms and schedule, delays in completing the Merger, difficulties in achieving cost savings from the Merger or in achieving such cost savings within the expected time frame, difficulties in integrating Standard, increased competitive pressures, changes in the interest rate environment, changes in general economic conditions, legislative and regulatory changes that adversely affect the business in which Standard and Dollar are engaged, changes in the securities markets and other risks and uncertainties. In addition, the COVID-19 pandemic is having an adverse impact on Standard and other financial institutions, their customers and the communities they serve. Given its ongoing and dynamic nature, it is difficult to predict the full impact of the COVID-19 outbreak on the business of Standard, Dollar and other financial institutions. The extent of such impact will depend on future developments, which are highly uncertain, including when the coronavirus can be controlled and abated and when and how the economy may be reopened or remain reopened.

Further information about these and other relevant factors, risks and uncertainties may be found in Standard’s Annual Reports on Form 10-K for the fiscal year ended December 31, 2019 and in subsequent filings with the Securities and Exchange Commission. Standard does not undertake, and specifically disclaims any obligation, to publicly release the result of any revisions which may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements. You are cautioned not to place undue reliance on these forward-looking statements.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Simultaneously with the signing of the Merger Agreement, the Company and Standard Bank entered into an offer letter and cancellation agreement with each of Andrew W. Hasley, President and Chief Executive Officer of the Company and Standard Bank, Timothy K. Zimmerman, Senior Executive Vice President and Chief Operating Officer of the Company and Standard Bank, and Susan Parente, Executive Vice President and Chief Financial Officer of the Company and Standard Bank (collectively, the “Offer Letter and Cancellation Agreements”). The Offer Letter and Cancellation Agreements will be effective as of, and contingent upon the closing of the Merger, and provide for full settlement of the employees’ rights under their respective employment agreements with the Company and Standard Bank and termination of their respective employment agreements. Messrs. Hasley and Zimmerman and Ms. Parente will be paid the amounts owed to such individuals who are employed at the effective time of the Merger pursuant to the terms of each Cancellation Agreement.

The foregoing description of the Offer Letter and Cancellation Agreements does not purport to be complete and is qualified in its entirety by reference to the Offer Letter and Cancellation Agreements which are attached hereto as Exhibits 10.1, 10.2, 10.3 of this Current Report on Form 8-K and are incorporated by reference into this Item 5.02.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On September 24, 2020, the board of directors of Standard amended Standard’s Amended and Restated Bylaws by adding Section 10 of Article VI, which requires that certain shareholder litigation be brought exclusively in courts located in Maryland. A copy of the amendment is attached to this Current Report as Exhibit 3.1 and is incorporated by reference herein.

Item 8.01. Other Events.

On September 25, 2020, the Company and Dollar issued a joint press release to announce the signing of the Merger Agreement, which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description
2.1*	Agreement and Plan of Merger, dated September 24, 2020, by and among Standard AVB Financial Corp., Dollar Mutual Bancorp, and Dollar Acquisition Sub, Inc.
3.1*	Amendment to Standard AVB Financial Corp.’s Amended and Restated Bylaws
10.1*	Offer Letter and Cancellation Agreement, dated September 24, 2020, by and among Andrew Hasley, Standard AVB Financial Corp. and Standard Bank, PaSB
10.2*	Offer Letter and Cancellation Agreement, dated September 24, 2020, by and among Timothy Zimmerman, Standard AVB Financial Corp. and Standard Bank, PaSB
10.3*	Offer Letter and Cancellation Agreement, dated September 24, 2020, by and among Susan Parente, Standard AVB Financial Corp. and Standard Bank, PaSB
99.1*	Press Release, dated September 25, 2020.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

STANDARD AVB FINANCIAL CORP.

September 25, 2020
	By:	/s/ Andrew W. Hasley
Andrew W. Hasley
President and Chief Executive Officer